EXHIBIT 10.12

                                    AMENDMENT


                              [Norwest Letterhead]


August 17, 1998


Ms. Kathy Feiner
ONTRACK Data International, Inc.
6321 Bury Drive, Suites 15-21
Eden Prairie, MN 55346

Dear Ms. Feiner:

I am pleased to inform you that Norwest Bank Minnesota, National Association has approved a renewal of your $1,000,000 line of credit. A second amendment to the credit agreement and a new commercial note reflecting this renewal are attached for review and signature.

Please return the original, signed documents to me at your earliest convenience. If you have any questions please call Bonnie Kennedy at 316-4183 or myself at 316-4182.

Sincerely,

Norwest Bank Minnesota, National Association



Kent Paulson
Portfolio Manager

Enclosure

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NORWEST BANK MINNESOTA,                                         SECOND AMENDMENT
NATIONAL ASSOCIATION
--------------------------------------------------------------------------------

The Second Amendment to the Revolving Loan Agreement (the "Second Amendment") dated as of August 18, 1998 is by and between Norwest Bank Minnesota, National Association (the "Bank") and ONTRACK Data International, Inc. (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Revolving Loan Agreement dated to be effective as of July 31, 1996, which was subsequently amended in the First Amendment dated August 30, 1997, (as amended, the "Agreement") whereby the Bank extended to the Borrower a $1,000,000.00 conditional revolving line of credit (the "Revolving Line"). The borrowings under the Revolving Line are evidenced by a revolving note dated the same date as the First Amendment (the "1997 Commercial Note").

The Borrower has requested that the Bank extend the maturity date of the Revolving Line to August 30, 1999. The Bank is willing to grant this request subject to the terms and conditions of this Second Amendment and the Agreement. Capitalized terms not otherwise defined in this Second Amendment shall have the meaning given them in the Agreement.

In consideration of the premises, the Bank and the Borrower agree that the Agreement is hereby amended as follows:

         1. Section 1.1 of the Agreement is hereby deleted and restated to read as follows:

                  "1.1 The Bank agrees to lend to the Borrower from time to time from the effective date hereof until August 30, 1999 (the "Maturity Date") sums not to exceed $1,000,000.00, in aggregate principal amount at any one time outstanding. Each borrowing under this
                           Section 1.1 will be evidenced by a notation on the Bank's records, which, absent manifest error, shall be conclusive evidence of such borrowings. Within the limits of this Agreement and subject to the terms and conditions hereof, prior to the Maturity Data, the Borrower may borrow, repay, and reborrow pursuant to this Section 1.1."

         2. Section 5.6 of the Agreement is hereby deleted and restated as follows:

                  "5.6 Permit its ratio of Total Liabilities (as defined by Generally Accepted Accounting Principles ("GAAP")) to Tangible Net Worth (defined below), at any time to be greater than: 1.0 to 1.0."

         3. Section 5.7 of the Agreement is hereby deleted in its entirety.

         4. Section 5.8 of the Agreement is hereby deleted and restated as follows:

                  "5.8 Permit its Minimum Net Income, as defined by GAAP, to be less than $1.00 as of its fiscal year end December 31, 1998."

         5. Simultaneously with the execution of this Second Amendment, the Borrower shall execute and deliver to the Bank a revolving note (the "Commercial Note") in form and content acceptable to the Bank, which shall replace, but not be deemed to satisfy, the 1997 Commercial Note. The initial balance of the Commercial Note shall be the balance of the 1997 Commercial Note as of the date of this Second Amendment. Each reference in the Agreement to the Commercial Note shall be deemed to refer to the Commercial Note dated as of the date of this Second Amendment.

         6. The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this Second Amendment remains in full force and effect.

                  B. The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

                  C. The resolutions set forth in the Corporate Certificate of Authority dated June 13, 1996 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

         7. Except as modified by this Second Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Second Amendment as of the date and year first above written.

NORWEST BANK MINNESOTA,                   ONTRACK DATA INTERNATIONAL, INC.
NATIONAL ASSOCIATION



By:                                       By:     /s/ Thomas P. Skiba
   -----------------------------------       -----------------------------------
    Bonnie Kennedy, Assist. Vice Pres.       Thomas P. Skiba, VP and CFO


                                          By:     /s/ Michael W. Rogers
                                             -----------------------------------
                                             Michael W. Rogers, CEO

NORWEST BANK MINNESOTA,                                          COMMERCIAL NOTE
NATIONAL ASSOCIATION
--------------------------------------------------------------------------------

$1,000,000.00                                                    August 18, 1998

FOR VALUE RECEIVED, ONTRACK Data International, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of One Million and No/100 Dollars ($1,000,000.00), plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rate defined below. Absent manifest error, the Bank's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

INTEREST RATE. The principal balance outstanding under this Commercial Note shall bear interest at an annual rate equal to Base Rate, floating. Base Rate means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest at its principal office in Minneapolis, Minnesota.

REPAYMENT TERMS.

INTEREST. Interest shall be payable on the last day of each month, beginning August 31, 1998.

PRINCIPAL. Principal that is outstanding, and any accrued but unpaid interest, shall be due on the earlier of demand or August 30, 1999.

ADDITIONAL TERMS AND CONDITIONS. This Commercial Note is issued pursuant to a Revolving Loan Agreement dated July 31, 1996 as amended by a First Amendment dated August 30, 1997, and a Second Amendment dated August 18, 1998, between the Bank and the Borrower (as amended the "Agreement"). The Agreement, and any further amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Commercial Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Commercial Note is not paid as provided above. This Commercial Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Commercial Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Commercial Note.

ONTRACK DATA INTERNATIONAL, INC.


By:     /s/ Thomas P. Skiba
   ------------------------------------
   Thomas P. Skiba, VP and CFO


By:     /s/ Michael W. Rogers
   ------------------------------------
   Michael W. Rogers, CEO